UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2009

PINNACLE ENTERTAINMENT, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-13641	95-3667491
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89169
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 784-7777

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 10, 2009, the Board of Directors of Pinnacle Entertainment, Inc. (the “Company”) approved of the termination of the Company’s Deferred Bonus Plan effective December 10, 2009. In addition, the Board of Directors of the Company approved of the acceleration of the payment of unpaid deferred bonuses awarded in prior years to most executive officers of the Company not including John V. Giovenco, who was elected as Interim Chief Executive Officer on November 7, 2009. The prior-years’ deferred bonuses were to be paid in three equal annual installments and were awarded under the Deferred Bonus Plan. All unpaid deferred bonuses are expected to be paid on or prior to December 31, 2009. The Company has not determined the annual bonuses to be awarded to the executive officers for the fiscal year ended December 31, 2009.

The following are the unpaid deferred bonuses awarded in prior years to be paid to those persons disclosed as named executive officers in the Company’s 2009 proxy statement:

				Total Prior
				Years’ Unpaid
	2006 Unpaid	2007 Unpaid	2008 Unpaid	Deferred Bonuses
Name and Title	Deferred Bonus	Deferred Bonus	Deferred Bonus	to be Paid in 2009
Stephen H. Capp, Executive Vice President and Chief Financial Officer	$37,500.00	$79,166.66	$112,500.00	$229,166.66
John A. Godfrey, Executive Vice President, General Counsel and Secretary	$27,083.33	$58,333.34	$90,000.00	$175,416.67
Alain Uboldi, Chief Operating Officer	$28,333.33	$60,833.34	$99,000.00	$188,166.67
Carlos Ruisanchez, Executive Vice President of Strategic Planning and Development	(1)	(1)	$22,500.00	$22,500.00

(1)	Mr. Ruisanchez was not employed by the Company in 2006 and 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1	Summary of Payment of Prior-Years’ Deferred Bonuses Schedule

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)
Date: December 14, 2009	By:	/s/ Stephen H. Capp

Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Summary of Payment of Prior-Years’ Deferred Bonuses Schedule